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                                                                   Exhibit 23.2


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Voice Control Systems, Inc.
Dallas, Texas

     We hereby consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-19309), pertaining to the Voice Processing Corporation 1989 Stock Plan and the Voice Processing Corporation 1997 Stock Plan of our report dated January 28, 1999, relating to the financial statements of Voice Control Systems, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1998.


                                                     /s/ BDO Seidman, LLP


Dallas, Texas
March 30, 1999